ModivCare Reports
Fourth Quarter and Full Year 2020 Financial Results

ATLANTA, GA – February 26, 2021 – ModivCare Inc., formerly The Providence Service Corporation, (the “Company” or “ModivCare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights:
•Revenue of $398.5 million
•Loss from continuing operations, net of tax, was $2.9 million, or $0.21 per common share, primarily a result of non-recurring bond financing and acquisition-related costs
•Adjusted EBITDA of $41.6 million, Adjusted Net Income of $13.9 million and Adjusted EPS of $0.98 per diluted common share
•Completed $500 million offering of Senior Unsecured Notes
•Closed acquisition of Simplura Health Group ("Simplura"), creating personal care segment
•Net cash provided by operating activities during the quarter of $61.2 million, finishing the year with cash and cash equivalents of $183.3 million
•The company paid down its $75 million revolver balance, originally related to the acquisition of Simplura

Full Year 2020 Highlights:
•Revenue of $1,368.7 million
•Income from continuing operations, net of tax, was $89.6 million, or $2.43 per diluted common share
•Adjusted EBITDA of $169.3 million, Adjusted Net Income of $95.0 million and Adjusted EPS of $6.95 per diluted common share
•Net cash provided by operating activities in 2020 of $348.4 million
•Matrix, on a standalone basis, achieved net income of $15.1 million and Adjusted EBITDA of $113.3 million; launching new telehealth and clinical solutions offerings and acquired Biocerna Labs

Daniel E. Greenleaf, President and Chief Executive Officer, said, “ModivCare’s fourth quarter Adjusted EBITDA of $41.6 million exceeded the prior year comparable figure primarily due to operational improvements driven by our six-pillar strategy, a full quarter contribution from National MedTrans, contribution from Simplura Health Group, which we acquired in November 2020, and lower utilization under our capitated contracts. The fourth quarter capped off a year of significant transformation for our organization. In 2020, we upgraded our senior leadership team and supporting talent, sharpened our focus on elevating the patient experience, advanced key technology and centers of excellence optimization initiatives, completed two value-creating acquisitions, simplified the Company’s capital structure by eliminating the convertible preferred shares, and laid the groundwork for our successful rebranding to ModivCare in January 2021.”

Mr. Greenleaf continued, “Looking ahead, we expect to reap a return on the operational and technology investments we are making in our non-emergency medical transportation business (NEMT). As the industry’s market leader, we are well positioned for longer term organic growth supported by favorable industry tailwinds, such as Medicaid and Medicare Advantage expansion, the codification of the NEMT benefit which compels states to offer the benefit, and adjacent market opportunities, notably our food delivery initiatives. In personal care, Simplura is an excellent growth platform that we intend to build upon through a combination of strategic acquisitions and organic initiatives. Together, our growing businesses share a common mission of addressing the social determinants of health to enhance the patient experience, enable greater access to care, reduce costs and improve health outcomes. We look forward to advancing this mission while building significant value for our shareholders in the years to come. Additionally, Matrix made significant progress in 2020, and we are excited about the continuing momentum and interest in their Clinical Solutions and Health Assessments business. As companies focus on healthcare access, wellness, and improving outcomes post-pandemic, we expect this momentum and growth to continue in 2021.”

“Despite the unprecedented challenges of the COVID-19 pandemic, 2020 represented a year of exceptional growth for Matrix,” added Keith Henthorne, Chairman & CEO of Matrix Medical Networks. “Our core assets of an expansive community-based clinical network, nationwide fleet of mobile health clinics and advanced technology platform allowed us to effectively serve our long-standing health plan clients and support their members with needed clinical services both in-home and via telehealth. Additionally, we were able to accelerate our product roadmap to launch several sustainable business lines including worksite-based clinical solutions, decentralized clinical trials, and clinical lab services. We were proud to serve a variety of new clients with these high-growth business lines, including some of the nation’s largest and most respected retail, food, entertainment and pharmaceutical companies.”

Fourth Quarter 2020 Results

For the fourth quarter of 2020, the Company reported revenue of $398.5 million, an increase of 3.6% from $384.8 million in the fourth quarter of 2019.

The quarter-over-quarter increase in revenue was primarily driven by an additional $54.0 million of revenue in our personal care segment resulting from the acquisition of Simplura in November 2020 and $41.0 million of revenue related to our acquisition of National MedTrans in May 2020, offset by a decrease related to lower trip volume due to the COVID-19 pandemic and the associated adjustments to profit corridor and reconciliation contracts.

Operating income was $20.9 million, or 5.3% of revenue, in the fourth quarter of 2020, compared to $7.6 million, or 2.0% of revenue, in the fourth quarter of 2019. Loss from continuing operations, net of tax, was $2.9 million, or $0.21 per common share in the fourth quarter of 2020, compared to $11.4 million, or $0.97 per common share, in the fourth quarter of 2019. The fourth quarter loss was primarily attributable to a $9.0 million unused commitment fee for backstop funding related to our Senior Unsecured Notes offering that is included in interest expense and $8.0 million of costs related to the acquisition of Simplura.

Adjusted EBITDA was $41.6 million or 10.4% of revenue, in the fourth quarter of 2020, compared to $10.2 million, or 2.7% of revenue, in the fourth quarter of 2019.

Adjusted Net Income in the fourth quarter of 2020 was $13.9 million or $0.98 per diluted common share, compared to $5.9 million, or $0.45 per diluted common share, in the fourth quarter of 2019.

Adjusted EBITDA and Adjusted Net Income increased in the fourth quarter of 2020 due to cost savings and productivity initiatives associated with the Company's six-pillar growth strategy in addition to incremental margin from both the Simplura and National MedTrans acquisitions and lower utilization and activity in our centers of excellence due to COVID-19. This was partially offset by higher corporate general and administrative cost as the Company made investments in its employees and technology.

Full Year 2020 Results

For the full year 2020, the Company reported revenue of $1,368.7 million, a decrease of 9.4% from $1,509.9 million in 2019.

Operating income was $123.2 million, or 9.0% of revenue, for 2020, compared to $24.7 million, or 1.6% of revenue, for 2019. Income from continuing operations, net of tax, in 2020 was $89.6 million, or $2.43 per diluted common share, compared to loss from continuing operations, net of tax, of $5.0 million, or $0.72 per common share, in the fourth quarter of 2019.

Adjusted EBITDA for 2020 was $169.3 million or 12.4% of revenue, compared to $51.2 million, or 3.4% of revenue, in 2019.

Adjusted Net Income for 2020 was $95.0 million or $6.95 per diluted common share, compared to $21.5 million, or $1.65 per diluted common share, for 2019.

Matrix - Equity Investment

For the fourth quarter of 2020, Matrix’s revenue was $121.9 million, an increase of 88.8% from $64.6 million in the fourth quarter of 2019. Matrix had an operating loss of $9.7 million for the fourth quarter of 2020, compared to $60.5 million for the fourth quarter of 2019.

ModivCare recorded a fourth quarter 2020 loss of $3.3 million related to its Matrix equity investment compared to a loss of $23.5 million for the fourth quarter of 2019. For the fourth quarter of 2020, Matrix recorded Adjusted EBITDA of $16.3 million, or 13.4% of revenue, compared to $6.3 million, or 9.8% of revenue, for the fourth quarter of 2019.

For the full year 2020, Matrix's revenue was $414.6 million, an increase of 50.6% from full year 2019. Adjusted EBITDA for 2020 was $113.3 million, or 27.3% of revenue, compared to $44.0 million, or 16.0% of revenue, in 2019.

Matrix’s Adjusted EBITDA for the comparable quarter and full year was positively impacted by its launch of a new Employee Health and Wellness product as well as Clinical Solutions offerings developed for companies maintaining critical operations. Matrix’s payor customers paused in-home visits for a period during the year that adversely affected Risk Assessment volumes, but the company has seen rising in-home visits exiting the year and headed in to 2021.

As of December 31, 2020, Matrix had $245.7 million of net debt and ModivCare's ownership interest was 43.6%.

Investor Presentation and Conference Call

ModivCare will hold a conference call to discuss its financial results on Friday, February 26, 2021 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investors.modivcare.com). To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About ModivCare

ModivCare Inc. ("ModivCare") (Nasdaq: MODV) is a technology-enabled healthcare services company, which provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries ("Matrix Medical Network"), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit us at www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs related to our corporate reorganization, (2) equity in net (gain) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, and (5) COVID-19 related costs. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net (gain) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, net (4) intangible asset amortization, (5) certain transaction and related costs, (6) COVID-19 related costs, (7) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our Personal Care Segment; acquired unknown liabilities in connection with the acquisition of our Personal Care Segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on our Matrix Investment segment's financial condition.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities.

We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

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ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Service revenue, net	$398,509	$384,833	$1,368,675	$1,509,944

Operating expenses:
Service expense	314,485	358,436	1,078,795	1,401,152
General and administrative expense	54,104	15,003	140,539	67,244
Depreciation and amortization	8,984	3,840	26,183	16,816
Total operating expenses	377,573	377,279	1,245,517	1,485,212

Operating income	20,936	7,554	123,158	24,732

Other expenses (income):
Interest expense, net	15,481	57	17,599	850
Other income	—	(78)	—	(277)
Equity in net (income) loss of investee	3,340	23,526	(8,860)	29,685
Income (loss) from continuing operations before income taxes	2,115	(15,951)	114,419	(5,526)
Provision (benefit) for income taxes	5,020	(4,513)	24,805	(573)
(Loss) income from continuing operations, net of tax	(2,905)	(11,438)	89,614	(4,953)
(Loss) income from discontinued operations, net of tax	(160)	5,380	(778)	5,919
Net (loss) income	$(3,065)	$(6,058)	$88,836	$966

Net (loss) income attributable to common stockholders	$(3,065)	$(7,167)	$32,471	$(3,437)

Basic (loss) earnings per common share:
Continuing operations	$(0.21)	$(0.97)	$2.45	$(0.72)
Discontinued operations	(0.01)	0.42	(0.06)	0.46
Basic (loss) earnings per common share	$(0.22)	$(0.55)	$2.39	$(0.26)

Diluted (loss) earnings per common share:
Continuing operations	$(0.21)	$(0.97)	$2.43	$(0.72)
Discontinued operations	(0.01)	0.42	(0.06)	0.46
Diluted (loss) earnings per common share	$(0.22)	$(0.55)	$2.37	$(0.26)

Weighted-average number of common
shares outstanding:
Basic	14,159,965	12,982,731	13,567,323	12,958,713
Diluted	14,159,965	12,982,731	13,683,308	12,958,713

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ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)
	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$183,281	$61,365
Accounts receivable, net of allowance	197,943	180,416
Other current assets (1)	44,634	14,491
Current assets of discontinued operations (2)	758	155
Total current assets	426,616	256,427
Operating lease right-of-use assets	30,928	20,095
Property and equipment, net	27,544	23,243
Goodwill and intangible assets, net	790,579	155,127
Equity investment	137,466	130,869
Other long-term assets	12,780	11,620
Total assets	$1,425,913	$597,381

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$45	$308
Current portion of operating lease liabilities	8,277	6,730
Other current liabilities (3)	314,459	141,718
Current liabilities of discontinued operations (2)	1,971	1,430
Total current liabilities	324,752	150,186
Finance lease liabilities, less current portion	485,980	—
Operating lease liabilities, less current portion	23,437	14,502
Long-term contracts payable	72,183	—
Other long-term liabilities (4)	107,951	37,981
Total liabilities	1,014,303	202,669

Mezzanine and stockholders' equity
Convertible preferred stock, net	—	77,120
Stockholders' equity	411,610	317,592
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$1,425,913	$597,381

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

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ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31,
	2020	2019
Operating activities
Net income	$88,836	$966
Depreciation and amortization	26,182	16,816
Stock-based compensation	3,930	5,414
Equity in net (income) loss of investee	(8,860)	29,685
Reduction of right of use asset	9,238	10,133
Other non-cash items	(2,609)	4,371
Deferred income taxes	11,919	71
Changes in working capital	219,799	(6,516)
Net cash provided by operating activities	348,435	60,940
Investing activities
Purchase of property and equipment	(12,150)	(10,858)
Acquisition, net of cash acquired	(622,862)	—
Net cash used in investing activities	(635,012)	(10,858)
Financing activities
Proceeds from debt	737,000	12,000
Repayment of debt	(237,000)	(12,000)
Preferred stock redemption payment	(88,771)	—
Preferred stock dividends	(1,987)	(4,403)
Repurchase of common stock, for treasury	(10,186)	(6,797)
Proceeds from common stock issued pursuant to stock option exercise	25,413	11,142
Other financing activities	(16,209)	(718)
Net cash provided by (used in) financing activities	408,260	(776)
Net change in cash and cash equivalents	121,683	49,306
Cash, cash equivalents and restricted cash at beginning of period	61,673	12,367
Cash, cash equivalents and restricted cash at end of period	$183,356	$61,673

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ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three Months Ended December 31, 2020
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$344,539	$53,970	$—	$398,509

Operating expenses:
Service expense	271,978	42,507	—	314,485
General and administrative expense	46,776	7,328	—	54,104
Depreciation and amortization	7,317	1,667	—	8,984
Total operating expenses	326,071	51,502	—	377,573

Operating income	18,468	2,468	—	20,936

Other expenses (income):
Interest expense, net	15,481	—	—	15,481
Equity in net loss of investee	—	—	(3,340)	(3,340)
Income (loss) from continuing
operations before income taxes	2,987	2,468	(3,340)	2,115
Provision for income taxes	3,942	1,078		5,020
(Loss) income from continuing operations, net of taxes	(955)	1,390	(3,340)	(2,905)

Interest expense, net	15,481	—	—	15,481
Provision for income taxes	3,942	1,078	—	5,020
Depreciation and amortization	7,317	1,667	—	8,984

EBITDA	25,785	4,135	(3,340)	26,580

Restructuring and related charges (1)	2,901	—	—	2,901
Transaction costs (2)	7,919	—	—	7,919
COVID-19 related costs	200	655	—	855
Equity in net loss of investee	—	—	3,340	3,340

Adjusted EBITDA	$36,805	$4,790	$—	$41,595

(1) Restructuring and related charges include professional fees for strategic initiatives of $2,009 and severance and office close costs of $892.
(2) Transaction costs consist of fees incurred in the acquisition of Simplura

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ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three Months Ended December 31, 2019
	NEMT	Matrix Investment	Total Continuing Operations

Service revenue, net	$384,833	$—	$384,833

Operating expenses:
Service expense	358,436	$—	358,436
General and administrative expense	15,003	$—	15,003
Depreciation and amortization	3,840	$—	3,840
Total operating expenses	377,279	$—	377,279

Operating income	7,554	$—	7,554

Other expenses (income):
Interest expense, net	57	$—	57
Other income	(78)	$—	(78)
Equity in net loss of investee	—	$23,526	23,526
Income (loss) from continuing
operations, before income tax	7,575	$(23,526)	(15,951)
Provision (benefit) for income taxes	1,392	$(5,905)	(4,513)
Income (loss) from continuing operations, net of taxes	6,183	$(17,621)	(11,438)

Interest expense, net	57	$—	57
Provision (benefit) for income taxes	1,392	$(5,905)	(4,513)
Depreciation and amortization	3,840	$—	3,840

EBITDA	11,472	$(23,526)	(12,054)

Restructuring and related charges (1)	1,321	$—	1,321
Transaction costs (2)	(2,595)	$—	(2,595)
Equity in net loss of investee	—	$23,526	23,526
Adjusted EBITDA	$10,198	$—	$10,198

(1) Restructuring and related charges include professional services costs of $853, organizational consolidation costs of $312 and severance costs of $156.
(2)Transaction cost benefits relate to a positive adjustment from the amendment of the Circulation management incentive plan ("MIP")

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ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Twelve Months Ended December 31, 2020
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,314,705	$53,970	$—	$1,368,675

Operating expenses:
Service expense	1,036,288	42,507	—	1,078,795
General and administrative expense	133,212	7,327	—	140,539
Depreciation and amortization	24,516	1,667	—	26,183
Total operating expenses	1,194,016	51,501	—	1,245,517

Operating income	120,689	2,469	—	123,158

Other expenses (income):
Interest expense, net	17,599	—	—	17,599
Equity in net income of investee	—	—	(8,860)	(8,860)
Income from continuing
operations before income tax	103,090	2,469	8,860	114,419
Provision for income taxes	23,728	1,077	—	24,805
Income from continuing operations, net of taxes	79,362	1,392	8,860	89,614

Interest expense, net	17,599	—	—	17,599
Provision for income taxes	23,728	1,077	—	24,805
Depreciation and amortization	24,516	1,667	—	26,183

EBITDA	145,205	4,136	8,860	158,201

Restructuring and related charges (1)	6,179	—	—	6,179
Transaction costs (2)	12,619	—	—	12,619
COVID-19 related costs	549	655		1,204
Equity in net income of investee	—	—	(8,860)	(8,860)

Adjusted EBITDA	$164,552	$4,791	$—	$169,343

(1) Restructuring and related charges include professional fees for strategic initiatives of $3,249 and severance and office close costs of $2,930.
(2) Transaction costs consist of fees incurred in the acquisitions of Simplura and National MedTrans

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ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Twelve Months Ended December 31, 2019
	NEMT	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,509,944	$—	$1,509,944

Operating expenses:
Service expense	1,401,152	—	1,401,152
General and administrative expense	67,244	—	67,244
Depreciation and amortization	16,816	—	16,816
Total operating expenses	1,485,212	—	1,485,212

Operating income	24,732	—	24,732

Other expenses (income):
Interest expense, net	850	—	850
Other Income	(277)	—	(277)
Equity in net loss of investee	—	(29,685)	(29,865)
Loss from continuing
operations, before income tax	24,159	(29,865)	(5,706)
Benefit for income taxes	6,877	—	6,877
Income (loss) from continuing operations, net of taxes	17,282	(29,865)	(12,583)

Interest expense, net	850	—	850
Benefit for income taxes	6,877	—	6,877
Depreciation and amortization	16,816	—	16,816

EBITDA	41,825	(29,865)	11,960

Restructuring and related charges (1)	6,691	—	6,691
Transaction costs (2)	2,693	—	2,693
Equity in net loss of investee	—	29,865	29,865
Litigation Expense	9	—	9

Adjusted EBITDA	$51,218	$—	$51,218

(1) Restructuring and related charges include organizational consolidation costs of $4,027, severance costs of $1,673, and professional services of $991.
(2) Transaction costs include certain transaction-related expenses and Circulation MIP.

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ModivCare Inc.

ModivCare Inc.
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$121,923	$64,584	$414,622	$275,391
Operating expense	114,396	115,122	327,616	292,725
Depreciation and amortization	17,188	9,920	47,594	43,666
Operating income	(9,661)	(60,458)	39,412	(61,000)

Interest expense	4,526	5,889	19,790	24,902
Provision (benefit) for income taxes	(5,409)	(12,048)	4,484	(16,549)
Net income (loss)	(8,778)	(54,299)	15,138	(69,353)

Interest	43.6%	43.6%	43.6%	43.6%
Net income (loss) - Equity Investment	(3,823)	(23,665)	6,600	(30,226)
Management fee and other	483	139	2,260	541
Equity in net gain (loss) of investee	$(3,340)	$(23,526)	$8,860	$(29,685)

Cash	$70,295	$30,833
Total Debt (2)	$245,718	$317,882

(1)The results of our equity method investment are excluded from the calculation of ModivCare's Adjusted EBITDA and Adjusted Net Income.
(2)Represents long-term debt, excluding deferred financing costs.

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ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$121,923	$64,584	$414,622	$275,391
Operating expense	114,396	115,122	327,616	292,725
Depreciation and amortization	17,188	9,920	47,594	43,666
Operating income	(9,661)	(60,458)	39,412	(61,000)

Interest expense	4,526	5,889	19,790	24,902
Provision (benefit) for income taxes	(5,409)	(12,048)	4,484	(16,549)
Net income (loss)	(8,778)	(54,299)	15,138	(69,353)

Depreciation and amortization	17,188	9,920	47,594	43,666
Interest expense	4,526	5,889	19,790	24,902
Provision (benefit) for income taxes	(5,409)	(12,048)	4,484	(16,549)
EBITDA	7,527	(50,538)	87,006	(17,334)
Management fees	1,055	398	4,893	2,196
Restructuring expense	4,759	—	8,540	—
Integration costs	67	—	67	1,488
Severance costs	22	1,122	1,255	1,893
COVID-19 related costs	1,865	—	8,464	—
Transaction costs	983	302	3,034	721
Adjusted EBITDA	$16,278	$6,340	$113,259	$44,020

(1) ModivCare accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within ModivCare's Adjusted EBITDA in any period presented.

--more--

ModivCare Inc.

ModivCare Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

(Loss) income from continuing operations, net of tax	$(2,905)	$(11,438)	$89,614	$(4,953)

Restructuring and related charges (1)	2,901	1,321	6,178	7,007
Transaction costs (2)	7,919	(2,595)	12,619	2,693
Equity in net loss (income) of investee	3,340	23,526	(8,860)	29,685
Intangible amortization expense	6,475	1,558	16,694	6,234
Litigation expense, net	—	—	—	9
COVID-19 related costs	200	—	549	—
Tax impact of the CARES Act	—	—	(10,984)	—
Tax effected impact of adjustments	(4,050)	(4,459)	(1,733)	(11,448)

Adjusted Net Income	$13,880	$7,913	104,077	29,227

Dividends on convertible preferred stock	—	(1,108)	(1,988)	(4,403)
Income allocated to participating securities	—	(910)	(7,052)	(3,324)

Adjusted Net Income available to common stockholders	$13,880	$5,895	$95,037	$21,500

Adjusted EPS	$0.98	$0.45	$6.95	$1.65

Diluted weighted-average number of common shares outstanding	14,159,965	13,032,551	13,683,308	13,009,141

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include the MIP related to the Circulation acquisition and certain other transaction-related expenses.

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